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                                                                    EXHIBIT 23.3

Message Media
6060 Spine Road
Boulder, CO 80301


December 8, 1999

Mr. Peter Sterling
Director, Direct Marketing
BUY.COM
21 Brookline
Aliso Viejo, CA 92656


Dear Mr. Sterling:

We conducted a survey for Buy.com in October 1999, prepared a report and presented it to you on October 22, 1999.

Message Media gives permission to Buy.com to use the results of this survey for reporting purposes in Buy.com's SEC registration statement.

Sincerely,



/s/ LARRY JONES
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President and CEO
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